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                                                                    EXHIBIT 10.2

Warner Chilcott, plc             Incentive Share Option Scheme
                                 Originally Adopted on April 3, 1997.
                                 Amended on February 23, 1998 and June 3, 1999.




                                                          LOGO
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Purpose of the Scheme

1. The purpose of the Scheme is to provide for the granting of share options to officers, directors and employees of the Company and any Subsidiary Corporation in accordance with the provisions hereinafter contained.

Definitions
2.  In the Scheme the following expressions shall have the following meanings:

    ''Board'' means the Board of Directors for the time being of the Company or the Directors present at a duly convened meeting of the Directors at which a quorum is present;

    ''CEO'' means the Chief Executive Officer for the time being of the Company;

    ''Code'' means the U.S. Internal Revenue Code of 1986, as amended;

    ''Committee'' means the Compensation Committee established by and comprising at least two (2) members of the Board formed for the purpose of administering the Scheme;

    ''Company'' means Warner Chilcott Public Limited Company;

    ''Final Option Date'' means in relation to an Option the last date upon which any part thereof may be exercised pursuant to the provisions of Clause 7 hereof or an Option Certificate or Option Agreement as the case may be;

    ''Incentive Stock Option'' means an Option qualifying as an incentive stock option as defined in Section 422 of the Code;

    ''Market Value'' means, with respect to Shares, the fair market value of such Shares determined by such methods or procedures as shall be established from time to time by the Board and/or the Committee. If the Shares are listed on any established stock exchange or a national market system, unless otherwise determined by the Board and/or the Committee in good faith, the Market Value of Shares shall mean the closing price per Share on the date of grant (or, if the Shares were not traded on that day, the next preceding day that the Shares were traded) on the principal exchange on which the Shares are traded, as such price is officially quoted on such exchange.

    ''Nominated Employee'' means an employee, officer, director, consultant or member of the medical advisory board (or similar body) who shall have been nominated for the purpose of the Scheme pursuant to Clause 3;

    ''Option'' means an option granted pursuant to the Scheme;

    ''Option Agreement'' means a form of agreement between the Company and U.S. Participants governing the granting of Options pursuant to this Scheme in such form as the Board shall determine;

    ''Option Certificate'' means a certificate over an Option granted to a Participant other than a U.S. Participant in such form as the Board shall determine;

    ''Option Price'' means the price at which the Share must be subscribed on exercise of the Option;

    ''Ordinary Shares'' means Ordinary Shares in the capital of the Company;

    ''Parent Corporation'' means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations (other than the Company) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock of the other corporations in such chain;

    ''Participant'' means any Nominated Employee who is for the time being the holder of an Option;

    ''Scheme'' means the Incentive Share Option Scheme of Warner Chilcott Public Limited Company consisting of these presents as amended from time to time in accordance with the provisions in that regard herein contained;

    ''Shares'' means American Depositary Shares representing Ordinary Shares in the capital of the Company;

    ''Subsidiary Corporation'' means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns fifty percent (50%) or more of the combined voting power of all classes of stock in one of the other corporations in such chain;

    ''U.S. Participant'' means any Participant who, at the time the Option is granted, is a citizen or resident of the United States of America for federal income tax purposes.

Eligibility for Participation

3a. The Scheme is available for employees, officers, directors, consultants and members of the medical advisory board (or similar body) of the Company or any Subsidiary Corporation who shall be nominated for the purpose by the Board and/or the Committee; provided, however, that no
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    Incentive Stock Option may be granted to any such employee, officer, director, consultant or member of such board (or similar body) who is not an employee of the Company or any Subsidiary Corporation or Parent Corporation at the time that the Option is granted.

3b. Notwithstanding the provisions of the Scheme, the Committee and/or the Board may from time to time delegate the power to the CEO to nominate persons to receive Options, to grant Options and to determine the terms and Exercise Price of such Options, subject to the grant and terms of such Options being subsequently approved and ratified by the Committee.

4. No person shall be entitled to participate, and the decision as to who will have the opportunity of participating and the extent of his participation will, subject to the Scheme, be made by the Board and/or the Committee at its absolute discretion.

Grant of Options

5a. Subject to paragraph (e), offers of participation may be made at any time and from time to time by the Board and/or the Committee to Nominated Employees; provided, however, that no offers may be made subsequent to ten
    (10) years following the date which is fourteen (14) days prior to the earlier of:

    i)  the date on which the Scheme is adopted by the Board; or

    ii) the date on which the Scheme is approved by the Shareholders of the Company.

5b. Every such offer shall be an offer to grant an Option to subscribe for Shares and shall specify the consideration (if any) payable on acceptance (which shall not exceed $1.00 for each 1,000 Shares or part thereof) and the maximum number of Shares in respect of which it can be accepted and such offer may be accepted in whole or in part.

5c. Every such offer shall also specify the mode of acceptance with the latest date for acceptance and for payment of the said consideration which shall be the fourteenth day after the date of the offer and every such offer unless duly accepted (and the appropriate consideration paid) on or before that date shall be deemed to have been declined.

5d. Upon receipt by the Board and/or the Committee of any such acceptance and such consideration, the Company (i) shall grant to the Nominated Employee an Option (which shall be personal to the grantee and non-assignable and which may not be transferred otherwise than by will or the laws of descent and distribution and is exercisable during the Participant's lifetime only by him) to subscribe for the appropriate number of Shares or, at the election of the Participant upon the exercise of the Option, Ordinary Shares, specifying the Option Price relating thereto, and (ii) shall deliver an Option Certificate or Option Agreement to the Nominated Employee.

5e. Subject to adjustment as provided in Clause 16 hereof, Options shall not be granted under this Scheme over a number of Shares which in aggregate exceeds 1,500,000 Shares.

5f. Subject to adjustment as provided in Clause 16 hereof, the maximum number of Shares with respect to which Options may be granted during a calendar year to any Participant under this Scheme shall be 150,000 Shares.

Option Price
6. The Option Price in relation to an Option shall be determined by the Board and/or the Committee and shall not be less than one hundred percent (100%) of the Market Value per Share of the Shares multiplied by the number of Shares to which the Option relates; provided, however, that in the case of a U.S. Participant who owns (directly or indirectly) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Subsidiary Corporation or Parent Corporation (a ''10 Percent Owner'') the Option Price with respect to any Incentive Stock Options granted to such U.S. Participant shall not be less than one hundred and ten percent (110%) of the Market Value.
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Periods for Exercise of Options

7. An Option may be exercised at such time and in such amounts as may be determined at the time of the granting of the Option by the Board and/or the Committee at its absolute discretion; provided, however, that no Option may be exercised later than ten (10) years after the date upon which it was granted or such earlier date as may be determined by the Board and/or the Committee at the time of the granting of the Option; and provided further, that in the case of a 10 Percent Owner (as defined in Clause 6), any Incentive Stock Option granted to such 10 Percent Owner cannot be exercised more than four (4) years after the date on which the Option was granted. An Option shall expire immediately after the Final Option Date to the extent that it has not been exercised.

Exercise of Options
8.  An Option may be exercised, in whole or in part, according to the following:

Exercisable number of Shares subject to the Option = (N x Q x.0625) minus P

Where:

N = total number of Shares subject to the Option (subject to adjustment pursuant to Clause 5 hereof),

Q = the number of whole calendar quarters which have elapsed from either the end of the calendar quarter in which the Option was granted or, for Options granted within 30 days of the adoption of this Scheme, such date, not being earlier than 28 June 1996, as the Board may determine when granting the Option, and

P =  the number of Options (if any) previously exercised

Notwithstanding the foregoing, the Board and/or the Committee may, in its absolute discretion, declare any Option to be exercisable in whole or in part as from any date earlier than the date upon which it would otherwise become exercisable Further, as described more completely in Clause 11 of this Agreement, upon a change of control, consolidation, sale or merger of the company, all outstanding Options shall become exercisable in their entirety.

Death
9. In the event of the death of a Participant before the Final Option Date, the personal representatives of the said deceased Participant may at any time or from time to time, but subject to the provisions of Clause 7 and in no event later than one (1) year after such death, exercise an unexercised Option (or as the case may be that portion of an Option not already exercised), but only to the extent such Option was exercisable by the Participant at the time of his death, and upon the expiration of such one (1) year the Option shall expire to the extent that it has not been exercised, or to the extent that it has previously expired pursuant to the provisions of Clause 7.

Retirement, etc.
10. In the event of a Participant ceasing on account of retirement or resignation, dismissal or otherwise (other than upon death) to be employed by the Company or a Subsidiary Corporation or Parent Corporation, the Participant may at any time or from time to time, but subject to the provisions of Clause 7 and in no event later than thirty (30) days after he shall have so resigned or retired or such longer period as the Board and/or the Committee may in any case at its absolute discretion determine, exercise an unexercised Option (or as the case may be that portion of an Option not already exercised), but only to the extent such Option was exercisable by the Participant at the time of his resignation or retirement, and upon the expiration of such thirty (30) days or longer period aforesaid the Option shall expire to the extent that it has not been so exercised, or to the extent that it has previously expired pursuant to the provisions of Clause 7.

Change of Control Provisions
11a. Acceleration of Exercisability upon Sale of the Company or a Change of Control. In the event that the Company undergoes a Sale (as defined in this Clause 11) or a Change of Control (as defined in this Clause 11), all outstanding Options shall become fully exercisable.
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11b.  Definitions of Certain Terms. For purposes of this Clause 11, the following definitions shall apply:

  (i) ''Change of Control'' means and shall be deemed to have occurred if any person (within the meaning of the U.S. Securities and Exchange Act of 1934, as amended (the ''Exchange Act'')), other than the Company or a Related Party, is or becomes the beneficial owner, directly or indirectly, of voting securities representing 51% or more of the total voting power of all then outstanding voting securities.

  (ii)  ''Related Party'' means: (a) a majority owned subsidiary of the Company,
        (b) an employee or group of employees of the Company, (c) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (d) a corporation owned by the stockholders of the Company in substantially the same proportion as their ownership of the voting securities of the Company, and (e) each of the Elan Corporation plc, Dominion Income Management Corp., Halisol SA, AIG Global Investment Corp., Goldman Sachs & Co., Paribas Sante SA, Perrigo Company and Warner-Lambert.

  (iii) ''Sale of the Company'' means and shall be deemed to have occurred if:
        (a) the Company completes a merger or consolidation that effects a Change of Control, or (b) the Company enters into a transaction or series of transactions to sell all or substantially all of its assets.

Procedure on Exercise of Options

12. Upon the exercise of an Option in whole or in part, the Participant shall pay the Option Price (or as the case may be the appropriate portion of the Option Price) to the Company and shall deliver the Option Certificate or any notice required under an Option Agreement to the Company, and the Company shall issue the appropriate Shares or Ordinary Shares as the case may be to the Participant and deliver to the Participant any appropriate balance Option Certificate or Option Agreement as the case may be. It shall be a condition of the exercise of any Option that the Participant shall sign such declarations or consents as the Board and/or the Committee, shall reasonably require.

13. All Shares issued on any exercise of an Option shall rank pari passu in all respects with the Shares already in issue.

Bonus and Rights Issues

14. In the event of an allotment of Shares being made to the holders of Shares credited as fully paid up and by way of capitalisation of reserves, each Participant shall be entitled to surrender every Option held by him which has not been entirely exercised and to be granted in its place an Option at the same total Option Price and in all other respects on identical terms in respect of such number of Shares that the ratio between that number of Shares and the total number of issued Shares shall be the same as the ratio between the number of Shares to which the surrendered Option (or, as the case may be, the unexercised portion thereof) related and the total number of issued Shares immediately prior to the said allotment by way of capitalisation of reserves.

15. In the event of holders of Shares being granted rights to subscribe for further Shares (such rights being related to the number of Shares held by them respectively) the Board shall at its absolute discretion decide whether the granting of such rights and the subscription made thereunder result in any depletion in the value of each Share, and in the event of the Board so deciding, each Participant shall be entitled to surrender every Option held by him which has not been entirely exercised and to be granted in its place an Option at the same total Option Price and in all other respects on identical terms in respect of such number of Shares as shall in the opinion of the Board be appropriate having regard to the said depletion in the value of each Share.

16. Notwithstanding anything herein contained, in the event of a recapitalisation, stock split, combination or exchange of Shares, merger, consolidation, separation, reorganisation or liquidation, or any other change in the corporate structure or Shares of the Company, the Board and/or the Committee shall be entitled to make such equitable adjustments, designed to protect against dilution or enlargement of rights, as it may deem appropriate, in the number and kind of Shares covered by the Scheme, and with respect to outstanding Options, in the number and kind of Shares covered thereby and, subject to the provisions of Clause 22(a), in the Option Price.
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17.  Notwithstanding anything herein contained, no Option shall be granted to subscribe for any Shares at a discount.

18. Any Option granted in place of a surrendered Option as aforesaid shall be exercisable at the same times as such surrendered Option and shall for all purposes of the Scheme be deemed (as from the date of granting thereof) to have been granted at the same time as such surrendered Option.

19. On any surrender of an Option as aforesaid the Participant shall deliver to the Company the Option Certificate or Option Agreement as the case may be in respect of the Options being surrendered, and the Company shall deliver in exchange an Option Certificate or Option Agreement as the case may be in respect of the Option being granted in its place.

20. Any substitution of Options or other adjustments made pursuant to Clauses 14, 15 and 16 shall, with respect to Incentive Stock Options, comply to the extent possible with the requirements of Section 424 of the Code so as not to constitute a modification of such Options.

Restricted Securities

21. Unless a registration statement is filed with the Securities and Exchange Commission covering the Shares, Shares and Ordinary Shares issued upon the exercise of an Option will be ''restricted securities'' and will bear a legend to reflect their non-transferability.

Alterations
22. The company may at any time by resolution of the Board vary, amend or revoke any of the provisions of the Scheme in such manner as may be thought fit; provided that:

  i) except with the sanction of shareholder approval, no alteration shall be made to the provisions of the Scheme which would have the effect of (i) overriding any of the limitations specified in Clause 3 or 5(e) (unless, in the case of the limitation specified in Clause 5(e), the variation, amendment or revocation of the limitation is made merely to reflect a change in the capitalization of the Company as therein referred or as determined pursuant to Clause 16) or (ii) reducing the minimum Option Price which may be determined by the Board; and

  ii) no such variation, amendment or revocation shall increase the amount payable by any Participant or otherwise impose more onerous obligations on any Participant in respect of the exercise of an Option which has already been granted without the Participant's consent.

Termination
23a. The Scheme may be terminated at any time by resolution of the Company or by resolution of the Board.

23b. As from any termination of the Scheme under paragraph (a) of this Clause 23 the Company shall not grant any further Options but no such termination shall affect or modify any subsisting right or obligations of the Participants in respect of any Options and, notwithstanding such termination, the Company shall continue to act, administer and manage the Scheme in accordance with its terms.

Incentive Stock Options
24. Except as provided in Clause 3, the Board and/or the Committee may, but need not, designate an Option granted to a U.S. Participant as an Incentive Stock Option. Each Option which is intended to be an Incentive Stock Option shall be designated as such in the Option Agreement.

25. The aggregate fair market value (as determined as of the time the Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by any U.S. Participant during any calendar year (under the Scheme and any other share option scheme of the Company or any Parent Corporation or Subsidiary Corporation) may not exceed US$100,000. If Options are granted with respect to stock having a fair market value in excess of the limitation set forth in the preceding sentence, that portion of an Option which causes such limitation to be exceeded shall be treated for all purposes as an Option that is not an Incentive Stock Option.